Exhibit 99.1
Motorola Announces Further 2009 Cost Reduction Actions and Provides Preliminary Fourth-Quarter 2008 Results
Announces approximately 4,000 additional workforce reductions, primarily in the Mobile Devices business
Total cost savings from recent actions now expected to be approximately $1.5 billion in 2009
Company to announce fourth-quarter financial results on February 3, 2009
SCHAUMBURG, Ill. — 14 January 2009 — Motorola, Inc. (NYSE: MOT) today announced further cost reduction actions, primarily associated with the Company’s Mobile Devices business. The Company also announced preliminary results for the fourth quarter of 2008. The Company will announce fourth-quarter financial results on February 3, 2009.
Motorola will further reduce its workforce in 2009 by approximately 4,000 positions. This reduction will include approximately 3,000 positions associated with the Mobile Devices business and approximately 1,000 positions associated with corporate functions and other business units. The workforce reductions announced today are expected to begin immediately and are incremental to the 3,000 workforce reduction actions previously announced during the fourth quarter of 2008.
Today’s workforce reductions, plus other incremental cost-reduction initiatives, including those announced on December 17, 2008, are expected to result in additional annual cost savings of approximately $700 million in 2009. The savings from these actions, together with the $800 million of savings from other actions announced during the fourth quarter of 2008 are expected to result in aggregate cost savings of $1.5 billion for the Company in 2009.
“The actions we are taking today in our Mobile Devices business will allow us to further reduce our cost structure and positions us for improved financial performance in 2009,” said Sanjay Jha, co-chief executive officer of Motorola. “Together with these actions and the announcements made in the fourth quarter, the Mobile Devices business expects to recognize annual cost savings of approximately $1.2 billion in 2009.”
“Additionally, we are making good progress in developing important new smartphones for 2009 and are pleased with the positive response from our customers to these new devices” added Jha.

Fourth-Quarter 2008 Preliminary Results
During the quarter, Mobile Devices shipped approximately 19 million units. Sales were adversely impacted by continued weakness in end consumer demand and customer inventory reductions. The Company’s Enterprise Mobility Solutions and Home and Networks Mobility businesses continued to perform very well in a challenging environment.
“Our Broadband Mobility Solutions businesses remain strong, are substantial franchises and are continuing to perform very well,” said Greg Brown, president & co-chief executive officer of Motorola.
“The Company ended the year with a total cash* position of approximately $7.4 billion,” added Brown and Jha. “Today’s actions will allow us to further reduce costs, improve operating cash flow and help ensure that Motorola remains competitive and financially strong during these challenging times.”
Total Motorola sales for the fourth quarter of 2008 are expected to be in the range of $7.0 billion to $7.2 billion. On a GAAP basis, the Company expects a net loss from continuing operations in the range of $0.07 to $0.08 per share, including estimated net charges of approximately $0.06 per share relating to items typically highlighted in the Company’s earnings press releases. These items include reorganization of business charges, impairments of Motorola’s investment in Clearwire and in investments in the Company’s Motorola Ventures portfolio, a previously disclosed impairment in the Company’s Sigma Fund, offset partially by a gain from the decision to freeze the U.S. pension plan, and income from the collection of a legal settlement and the extinguishment of a liability. The Company is continuing the process to close its books for the fourth quarter and has not completed the impairment testing of long-lived assets, including goodwill, or finalized income taxes. When completed, these items could result in a larger GAAP net loss for the quarter.
In addition, the preliminary results do not include any charges related to the cost-reduction actions announced today. Charges related to these additional actions will be recorded in 2009 in accordance with accounting rules. As the Company finalizes its plans related to these actions, it will disclose in a Form 8-K filed with the SEC the amount and timing of the associated charges.
Motorola’s fourth-quarter results are scheduled to be announced at approximately 7:00 a.m. Eastern Time (USA) on Tuesday, February 3. The Company will host its quarterly conference call at 8:00 a.m. Eastern Time (USA) on Tuesday, February 3. The conference call will be web-cast live with audio and slides at www.motorola.com/investor.

Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements about cost savings and financial impact from cost reduction actions; Motorola’s preliminary financial results for the fourth-quarter; and expected timing of new products. Motorola cautions the reader that the risk factors below, as well as those on pages 18 through 27 in Item 1A of Motorola’s 2007 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the Company’s ability to improve financial performance and increase market share in its Mobile Devices business, particularly in light of slowing demand in the global handset market; (2) the level of demand for the Company’s products, particularly in light of global economic conditions which may lead consumers, businesses and governments to defer purchases in response to tighter credit and negative financial news; (3) the Company’s ability to introduce new products and technologies in a timely manner; (4) the possible negative effects on the Company’s business operations, financial performance or assets as a result of its plan to create two independent, publicly traded companies; (5) unexpected negative consequences from the Company’s ongoing restructuring and cost-reduction activities, including as a result of significant restructuring at the Mobile Devices business; (6) negative impact on the Company’s business from the ongoing global financial crisis and severe tightening in the credit markets, which may include: (i) the inability of customers to obtain financing for purchases of the Company’s products; (ii) the viability of the Company’s suppliers that may no longer have access to necessary financing; (iii) reduced value of investments held by the Company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of Company’s debt and equity investments could differ significantly from the fair values currently assigned to them, including as a result of additional impairments in the Company’s Sigma Fund; (v) counterparty failures negatively impacting the Company’s financial position; and (vi) difficulties or increased costs for the Company in obtaining financing; (7) the economic outlook for the telecommunications and broadband industries; (8) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (9) risks related to dependence on certain key suppliers; (10) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (11) risks related to the Company’s high volume of manufacturing and sales in Asia; (12) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of the strengthening U.S. dollar on the Company when competing for business in foreign markets; (16) the impact on the Company from continuing hostilities in countries where the Company does business; (17) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions
* Total cash equals Cash and cash equivalents plus Sigma fund (current and non-current) plus Short-term investments
About Motorola
Motorola is known around the world for innovation in communications. The company develops technologies, products and services that make mobile experiences possible. Our portfolio includes communications infrastructure, enterprise mobility solutions, digital set-tops, cable modems, mobile devices and Bluetooth accessories. Motorola is committed to delivering next- generation communication solutions to people, businesses and governments. A Fortune 100 company with global presence and impact, Motorola had sales of US $36.6 billion in 2007. For more information about our company, our people and our innovations, please visit: www.motorola.com.
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Media contact:
Jennifer Erickson
Motorola, Inc.
+1 847-435-5320
jennifer.erickson@motorola.com
Investor contact:
Dean Lindroth
Motorola, Inc.
+1 847-576-6899
dean.lindroth@motorola.com